TWO RIVERS WATER & FARMING COMPANY 8-K

EXHIBIT 99.1

Press Release Issued by Two Rivers Water & Farming Company

Two Rivers’ Affiliate Begins Rent Collection From Marijuana Grower

DENVER, Colorado – July 12, 2017 – Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) announced today that its affiliate, GrowCo Partners 1, LLC (“GCP1”), the owner of a 105,000 square foot greenhouse and associated warehouse, has begun collecting rent from its first marijuana grower tenant.

GCP1 leased 52,500 square feet of its greenhouse to its first tenant on December 1, 2016, with monthly rent payments accruing from December 1, 2016 to June 30, 2017. As of July 1, 2017, the first actual monthly lease payments plus an additional amount of 1/24 of the accrued rent, became due and has been paid.

GCP1 leased the remaining 52,500 of greenhouse space to a second tenant on March 1, 2017. Under the terms of this lease, monthly rent payments accrue from March 1, 2017 to October 30, 2016. On November 1, 2017 the tenant will begin to pay monthly rent plus 1/24 of the accrued rent.

GrowCo, Inc. (“GrowCo”), a subsidiary of Two Rivers, is helping a second affiliate, GrowCo Partners 2, LLC, to construct another 105,000 square foot greenhouse and associated warehouse located on the same grow campus as GCP1’s facility in southeast Colorado. GrowCo is also providing security for, and management of, the entire grow campus on which Two Rivers intends to build two more 105,000 square foot greenhouses and associated warehouses.

About Two Rivers

Two Rivers assembles its water assets by acquiring land with senior water rights. Two Rivers focuses on development and redevelopment of infrastructure for water management and delivery.  Water is one of the most basic, core assets.  Two Rivers’ first area of focus is in the Huerfano-Cucharas river basin in southeastern Colorado. In November 2012, Colorado legalized the personal use and cultivation of marijuana. As a result, Two Rivers is providing greenhouses and processing facilities for licensed marijuana growers in Colorado on land with water rights not used for fruit and vegetable crop production. Two Rivers’ long-term strategy focuses on the value of our water assets and how to monetize water for the benefit of its stakeholders, including communities near where its water assets are located.

About GrowCo

In November 2012, Colorado legalized the personal use and cultivation of marijuana. As a result, Two Rivers founded GrowCo in 2014 and is a 50% owner of the greenhouses constructed and leased to licensed marijuana growers. GrowCo constructs and leases state of the art, computer controlled, greenhouses that enables licensed marijuana growers with the ability to grow a higher quality more natural product at lower costs than can be produced in the artificial growing environment created in converted warehouses. GrowCo is not a licensed marijuana grower or retailer. GrowCo does not “touch the plant” and only provides growing infrastructure for licensed marijuana tenants.

Forward-Looking Statements

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors, including the inherent uncertainties associated with developing and acquiring land and water resources. There can be no assurance Two Rivers will be able to initiate and operate its grow facilities in accordance with its business plans. These forward-looking statements are made as of the date of this news release, and Two Rivers assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Wayne Harding

Two Rivers Water & Farming Company
(303) 222-1000
mailto: info@2riverswater.com